Exhibit 10.9

AMENDMENT No. 1

To the

DEVELOPMENT, MARKETING AND LICENSE AGREEMENT

Between

APACHE DESIGN SOLUTIONS, INC. AND INTEL CORPORATION

Amendment Effective Date: March 11, 2011

WHEREAS, Intel Corporation (“Intel”) and Apache Design Solutions, Inc. (“Apache”) have entered into a Development, Marketing and License Agreement (hereinafter called “Agreement”) dated August 14, 2001; and

WHEREAS, Apache has requested certain changes to the Agreement and Intel is willing to provide such changes as further set forth below. Accordingly, both parties wish to amend the Agreement as set forth below;

THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

PRE-ESTABLISHED TERMS

Except as expressly modified as set forth herein, all terms and conditions of the Agreement remain in full force and effect to the extent set forth therein and apply to this Amendment. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall control.

SECTION I. AGREEMENT MODIFICATIONS

1.	Section 2.1.4 of the Agreement is deleted in its entirety and replaced with the following Section 2.1.4:

2.1.4 [Intentionally omitted].

2.	Section 3.3 of the Agreement “Assignment of Intellectual Property Rights” is deleted in its entirety and replaced with the following Section 3.3:

License upon Assignment of Patent Rights – If Apache divests itself of its ownership of or assigns ownership (whether directly or by operation of law) of any Patent Rights owned by Apache to a third party not bound by this Agreement,

INTEL/APACHE CONFIDENTIAL

then effective immediately prior to such assignment, Apache agrees that Intel shall have an irrevocable, worldwide, nonexclusive license, with the right to sublicense to Intel subsidiaries or contract manufacturers providing services to Intel, under such assigned Patent Rights solely as necessary to make, have made, use, sell, offer to sell, reproduce, perform publically, create derivative works thereof, and import Intel’s Products. This license shall survive any termination or expiration of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the parties. The terms “Intel’s Products” as used herein shall mean any hardware products (including microprocessor, chipset or flash memory products) that are manufactured by or for Intel. For avoidance of doubt, the foregoing license shall apply to Intel-developed design tool software and utilities used by Intel and its contract manufacturers to make and have made Intel’s Products. Additionally, in the event that Apache assigns or otherwise transfers its Patent Rights through a transaction in which all or substantially all of Apache or Apache’s assets (or one of its divisions, subsidiaries or business units) are acquired by a third party not bound by this Agreement, then this Section 3.3 shall apply only to the Patent Rights originally owned by Apache immediately prior to the acquisition and not to any Patent Rights owned by the acquiring party.

SECTION II. MATTERS IN CONNECTION WITH APACHE INITIAL PUBLIC OFFERING

3.	Apache currently intends to consummate an initial public offering (the “Offering”) of its common stock pursuant to a registration statement (the “Registration Statement”). Deutsche Bank Securities Inc., as representative (the “Representative”) of the underwriters (the “Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Apache and the selling stockholders providing for the Offering. Provided that Apache completes the proposed Offering, and subject to the terms and conditions in this Section II, Intel (or its affiliates), in its sole discretion, may sell up to 400,000 shares of Apache’s common stock held by Intel (or its affiliates) pursuant to the Registration Statement. Intel (or its affiliates) shall timely furnish to Apache such information regarding itself and its affiliates as shall be required to effect the registration of the shares held by Intel (or its affiliates). Apache shall not be required to include any shares of capital stock of Intel (or its affiliates) in such registration unless Intel (or its affiliates) enters into, and performs under, a mutually acceptable Underwriting Agreement and a mutually acceptable Power of Attorney and Custodian Agreement.

4.	Apache shall use its commercially reasonable efforts, with no guarantee of success or obligation if not successful, on behalf of Intel (or its affiliates) to obtain from the Underwriters a reduction in the underwriting discounts and commissions that Intel (or its affiliates) pay to the Underwriters in connection with the Offering of the shares held by Intel (or its affiliates).

INTEL/APACHE CONFIDENTIAL

5.

The covenants set forth in Sections 3 and 4 hereof shall automatically terminate and shall be of no further force or effect upon the earliest to occur, if any, of: (a) Deutsche Bank Securities Inc., as Representative, on the one hand, or Apache on the other hand, advising the other, prior to the execution of the Underwriting Agreement for the Offering, that it has determined not to proceed with the Offering; (b) the Registration Statement that is filed by Apache with the Securities and Exchange Commission with respect to the Offering is withdrawn; (c) termination of the Underwriting Agreement entered into among Apache, the Underwriters and the selling stockholders before the sale of any shares to the Underwriters; (d) the closing of the proposed Offering has not occurred on or prior to the 60th day following the execution of the Underwriting Agreement by all parties thereto; or (e) the Underwriting Agreement has been terminated for any reason. Nothing herein shall obligate Apache to proceed with the Offering, which Apache may complete or abandon in its sole and absolute discretion.

AGREED: INTEL CORPORATION		APACHE DESIGN SOLUTIONS, INC.

By:	/s/ Rahul Goyal	By:	/s/ Andrew T. Yang

Rahul Goyal		Andrew T. Yang
(Printed Name)		(Printed Name)

Director, EDA Business		CEO & Chairman
(Title)		(Title)

March 11, 2011		March 11, 2011
(Date)		(Date)

INTEL/APACHE CONFIDENTIAL